Exhibit 1.01

ROPER TECHNOLOGIES, INC.
Conflict Minerals Report
For the Year Ended December 31, 2017
This report for the year ended December 31, 2017 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“SEC Rule”).

Our Business
Roper Technologies, Inc. (“Roper,” the “Company,” “we,” “our” or “us”) is a diversified technology company. We operate businesses that design and develop software (both license and software-as-a-service) and engineered products and solutions for a variety of niche end markets.

Our Business Segments and Products
Following is a description of our business segments and products which we manufacture or contract to manufacture which may contain necessary conflict minerals.

RF Technology
Our RF Technology segment provides radio frequency identification ("RFID") communication technology and software solutions.

Comprehensive Application Management Software - We provide 1) enterprise software and information solutions for government contractors, professional services firms and other project-based businesses, 2) comprehensive management software solutions for law and other professional services firms, including business development, calendar/docket matter management, time and billing and case management and 3) preconstruction project management solutions for construction industry professionals.

Software-as-a-Service - We maintain electronic marketplaces that connect 1) available capacity of trucking units with the available loads of freight to be moved from location to location throughout North America, 2) food suppliers, distributors and vendors, primarily in the perishable food sector and 3) construction industry professionals.

Card Systems/Integrated Security Solutions - We provide software, card systems and integrated security solutions primarily to education and health care markets. We also provide an integrated nutrition management solution used by food service customers.

Toll and Traffic Systems - We manufacture and sell toll tags and monitoring systems as well as provide transaction and violation processing services for toll and traffic systems to both governmental and private sector entities. In addition, we provide intelligent traffic systems that assist customers in improving traffic flow and infrastructure utilization.

RFID Card Readers - We design, develop and manufacture RFID card readers that support most smart cards worldwide. The readers are used in numerous applications and original equipment manufacturers (“OEMs”) solutions including secure printing and single sign-on across several vertical markets including healthcare, manufacturing and government.

Metering and Remote Monitoring - We manufacture and sell meter reading, data logging and pressure control products for use primarily in water and gas applications.  We also provide network monitoring, leakage reduction and pressure control services in water and gas distribution networks.

Medical and Scientific Imaging
Our Medical & Scientific Imaging segment offers products and software in medical applications and high performance digital imaging products.

Medical Products and Software - We provide diagnostic and laboratory software solutions to healthcare providers and services and technologies to support the diverse and complex needs of alternate site health care providers who deliver services outside of an acute care hospital setting. We also manufacture and sell patient positioning devices and related software for use in radiation oncology and 3-D measurement technology in computer-assisted surgery, and we supply diagnostic and therapeutic disposable products used in ultrasound imaging for minimally invasive medical procedures. We design and manufacture a non-invasive instrument for portable ultrasound bladder volume measurement and a video laryngoscope designed to enable rapid intubation in difficult situations. In addition, we provide a cloud-based financial analytics and performance software platform to healthcare providers.

Digital Imaging Products and Software - We manufacture and sell extremely sensitive, high-performance electron filters, charged couple device and complementary metal oxide semiconductor cameras, detectors and related software for a variety of scientific and industrial uses, which require high resolution and/or high speed digital video, including electron microscopy and spectroscopy applications. We sell these products for use within academic, government research, semiconductor, security and other end-user markets such as biological and material science. They are frequently incorporated into products by OEMs.

Industrial Technology
Our Industrial Technology segment produces primarily water meter and meter reading technology, fluid handling pumps and materials solutions.

Water Meter and Automatic Meter Reading Products and Systems - We manufacture and distribute water meter products serving the residential, commercial and industrial water management markets, and several lines of automatic meter reading products and systems serving these markets.

Fluid Handling Pumps - We manufacture and sell a wide variety of pumps. These pumps vary significantly in complexity and in pumping method employed, which allows for the movement and application of a diverse range of low and high viscosity liquids, high solids content slurries and chemicals. Our pumps are used in end markets such as oil and gas, agricultural, water and wastewater, chemical and general industrial.

Materials Analysis Equipment and Consumables - We manufacture and sell equipment and supply consumables necessary to prepare material samples for testing and analysis. These products are used mostly within the material science, steel, automotive, electronics, mining and research end-user markets.

Energy Systems & Controls
Our Energy Systems & Controls segment principally produces control systems, testing equipment, valves and sensors.

Control Systems - We manufacture control systems and provide related engineering and commissioning services for turbomachinery applications, primarily in energy markets.

Fluid Properties Testing Equipment - We manufacture and sell test equipment to determine physical and elemental properties, such as sulfur and nitrogen content, flash point, viscosity, freeze point and distillation range of liquids and gases primarily for the petroleum industry.

Sensors, Controls and Valves - We manufacture sensors and control equipment including pressure sensors, temperature sensors, measurement instruments and control software for global rubber, plastics and process industries. We also manufacture and distribute valves, sensors, switches and control products used on engines, compressors, turbines and other powered equipment for the oil and gas, pipeline, power generation, marine engine and general industrial markets. Many of these products are designed for use in hazardous environments.

Non-destructive Inspection and Measurement Instrumentation - We manufacture non-destructive inspection and measurement solutions including measurement probes, robotics, vibration sensors, switches and transmitters. These solutions are applied principally in nuclear energy markets. Many of these products are designed for use in hazardous environments.

Reasonable Country of Origin Inquiry (“RCOI”)

RCOI Design and Implementation
Our RCOI has been designed in accordance with the SEC Rule to conform, in all material respects, with the applicable portions of the internationally recognized Organisation for Economic Co-operation and Development publication OECD (2016), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing, Paris (“OECD Guidance”) and the supplements on tin, tantalum, tungsten and gold. The portions of the OECD Guidance applicable to downstream companies and the RCOI implementation follow:
OECD STEP 1 – ESTABLISH STRONG COMPANY MANAGEMENT SYSTEMS
Conflict Minerals Policy – Roper’s Conflict Minerals policy, available on our website at http://www.ropertech.com/conflict-minerals, is communicated internally to our businesses and externally to our affected direct suppliers through our annual survey and contract and purchase order terms and conditions.

Background - The U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC Rule require publicly-traded companies to disclose whether the products they manufacture contain certain “conflict minerals” – cassiterite (tin), wolframite (tungsten), columbite-tantalite (tantalum), gold or their derivatives originating in the Democratic Republic of the Congo (“DRC”) or an adjoining country – that have been found to support the civil conflict and human rights violations in the region. If so, a report must be filed specifying those products and the due diligence measures taken to determine their source.

Roper’s Conflict Minerals Policy - We are committed to complying with this legislation and with the SEC Rule. Cooperation from our supply chains is necessary to provide source information, as we do not purchase these minerals directly from mines or smelters and, in many cases, purchase finished goods that are several layers removed from these sources. Accordingly, our suppliers are expected to commit to being or becoming DRC conflict-free and to providing the needed transparency of the supply chain so that components and materials supplied to us are DRC conflict-free. Suppliers are to adopt and implement policies, due diligence frameworks and management systems, consistent with the OECD Guidance, that are designed to accomplish this goal.

We request that our suppliers utilize the Responsible Minerals Initiative’s (“RMI”) Conflict Minerals Reporting Template (“CMRT”) and that our suppliers provide the template to their suppliers successively upstream to identify the relevant smelters and refiners. The results of this effort are to be compiled and reported to us through this same template and/or a SaaS solution we provide.

Internal Team - Our four business segments are each composed of multiple subsidiaries; therefore, a management position was established to be the single point of contact to oversee the conflict minerals program. This position works with a team of senior staff and has senior management support and visibility by reporting directly to our Chief Compliance Officer. Each affected subsidiary has designated personnel to coordinate with this management position to oversee the execution of the conflict minerals program within their respective business. Our third-party vendor that supports our annual RCOI surveys and our RMI membership is included in our management system.

Controls and Transparency – We engage and request information from our suppliers regarding their supply chain due diligence practices utilizing the RMI CMRT and are a member of the RMI to further support identification and information-sharing of smelters in our supply chain. Documentation is to be maintained for a minimum of five years.

Supplier Engagement – We include contract and purchase order terms and conditions for conflict minerals policy-related expectations and disclosure requirements.

Grievance Mechanism – Roper’s RMI organization membership includes a Grievance and Complaints Mechanism for risk management and continuous improvement.
OECD STEP 2 – IDENTIFY AND ASSESS RISKS IN THE SUPPLY CHAIN
Identify smelters/refiners - We have established a system of transparency with our suppliers in order to identify the potential smelters and refiners in our supply chain. Our engagement approach is to survey our suppliers annually. The survey is based on the CMRT data collection tool, which allows for company level declarations to identify potential smelters or refiners in the supply chain. Smelters and refiners not already audited conflict-free are reported back to the RMI.

Identify the scope of the risk – Roper utilizes our RMI member-only RCOI information and responses to the CMRT surveys to determine if any of the identified smelters and refiners are known to source from the Covered Countries.

Assess smelters/refiners due diligence – Assessment and evidence of due diligence practices and capacity building initiatives are performed through our membership of and participation in the RMI Responsible Minerals Assurance Process (“RMAP”) and validation schemes.

Industry-driven programs for spot checks – The RMAP includes audits of smelter’s and refiner’s own facilities.
Due Diligence

Due Diligence Design
Our due diligence measures have been designed in accordance with the SEC Rule to conform, in all material respects, with the applicable portions of the internationally recognized OECD Guidance as follows:

OECD STEP 3 – Design and implement a strategy to respond to identified risks
OECD STEP 4 - Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain
OECD STEP 5 - Report annually on supply chain due diligence
Due Diligence Performed
Our due diligence measures performed are described below according to the relative OECD Guidance Steps.
OECD STEP 3 – DESIGN AND IMPLEMENT A STRATEGY TO RESPOND TO IDENTIFIED RISKS
Strategy - Each business manages identified risks with their suppliers while continuing trade.
Our Suppliers - Supplier expectations are communicated through the conflict minerals related purchasing terms and conditions for purchasing orders and contracts, in addition to the annual survey.

Industry-wide Initiatives - We are a member of the RMI participating in the RMAP and related Due Diligence Practices Team regarding identification of risks regarding smelters or refiners and their upstream mines or location of origin risks along with recommended strategies for mitigation and response. This includes offered training, educational resources and FAQs through our annual outreach and survey containing training and capacity building resources.

OECD STEP 4 – CARRY OUT INDEPENDENT THIRD-PARTY AUDITS OF SMELTER/REFINER’S DUE DILIGENCE PRACTICES

As outlined in the OECD Guidance, the internationally recognized standard on which our company’s system is based, we support an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is the RMI. The data on which we relied for certain statements in this declaration was obtained through our membership in the RMI, using the RCOI report for members.

OECD STEP 5: REPORT ANNUALLY ON SUPPLY CHAIN DUE DILIGENCE
Our public reporting includes our policy and program information regarding management systems, RCOI, identification of possible processing facilities (smelters and refiners) and due diligence performed as made available on our website and in our filing with the Securities and Exchange Commission (“SEC”).

An independent private sector audit of our Conflict Minerals Report is not required.
Due Diligence Results

Processing Facilities
Responses to our annual survey identified 321 smelter and refinery processing facilities confirmed as being legitimate by the RMI that may potentially be in our supply chain. The following is a summary of the 2017 reporting year due diligence results and information from the RMI member login database as compared to the previous reporting year:

Reporting Year	2016	2017
Smelters/Refiners Identified:	299	321
Audited Conflict-Free:	246	257
Active/Participating: *	11	11
Not Audited or Participating:	42	53
*Active/Participating means the smelter or refiner has committed to undergo a RMAP audit or is participating in one of the cross-recognized certification programs: London Bullion Market Association (“LBMA”) Responsible Gold Certification or Responsible Jewelry Council (“RJC”) Program Chain-of-Custody Certification.
A list of smelter and refinery processing facilities identified in the RCOI is listed in Annex I of this Conflict Minerals Report.
Countries of Origin
The country of origin for minerals of the processing facilities noted in Annex I, per the RMAP member-only RCOI audit information for conformant smelters and refiners dated May 18, 2018, are believed to include: Argentina, Armenia, Australia, Austria, Azerbaijan, Belarus, Belgium, Benin, Bolivia (Plurinational State of), Bosnia and Herzegovina, Brazil, Bulgaria, Burkina Faso, Burundi, Canada, Chile, China, Colombia, Costa Rica, Czech Republic, Democratic Republic of Congo, Denmark, Dominican Republic, Ecuador, Egypt, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Gabon, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Latvia, Liberia, Liechtenstein, Lithuania, Luxembourg, Macau, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Romania, Russian Federation, Rwanda, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, South Africa, South Korea, Spain, Suriname, Sweden, Switzerland, Taiwan, Tanzania, Thailand, Togo, Turkey, Uganda, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Viet Nam, Zambia, and Zimbabwe.

Conclusion
Based on our due diligence, we found with respect to our products identified above, the information we gathered failed to provide clarity with respect to the origin and chain of custody of the conflict materials contained in the product, nor did the data reveal whether or not the conflict minerals contained in the product directly or indirectly financed conflict in the Covered Countries.

Steps to Improve Risk Mitigation
Since the period covered by this Conflict Minerals Report, we continue to mitigate risk and improve our overall due diligence as follows:

•	communicate our Conflict Minerals Policy and related supplier expectations to affected direct suppliers;

•	perform annual inquiries of affected suppliers per the RMI CMRT;

•	provide training and educational resource links to our suppliers through the annual survey process and

•	engage in the RMI RMAP industry initiative to support conflict-free supply chains.

Information About Forward-Looking Statements
This Conflict Minerals Report and related Form SD include and incorporate by reference “forward-looking statements” within the meaning of the federal securities laws. In addition, we, or our executive officers on our behalf, may from time to time make forward-looking statements in reports and other documents we file with the SEC or in connection with oral statements made to the press, potential investors or others. All statements that are not historical facts are “forward-looking statements.” Forward-looking statements may be indicated by words or phrases such as “anticipate,” “estimate,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. These statements reflect management’s current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in any forward-looking statement.

We believe these forward-looking statements are reasonable. However, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to publicly update any of them in light of new information or future events.

Annex I

ROPER TECHNOLOGIES, INC.
Conflict Minerals Report – Annex I
For the Year Ended December 31, 2017

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671

Annex I

Gold	HeeSung	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189

Annex I

Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993

Annex I

Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508

Annex I

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tin	Alpha	UNITED STATES	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402

Annex I

Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thaisarco	THAILAND	CID001898
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541

Annex I

Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095